UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ACTIVIDENTITY CORPORATION
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Employee FAQ

October 11, 2010

What are we announcing today?

ActivIdentity Corporation announced today that it has agreed to be acquired by ASSA ABLOY, and upon closing of the transaction, it will become part of the HID Global business within ASSA ABLOY.   See the press release announcing the transaction on the company website, www.actividentity.com.

Why did HID Global acquire ActivIdentity?

Through the combined power of the two companies, HID Global will have a compelling opportunity to finally address the use of a single credential access to physical and logical domains. Activldentity is a strong complement to HID Global’s identity and access management solutions, providing them with an opportunity to deliver new value to their customers.

What are HID Global’s plans for ActivIdentity?

ActivIdentity will become part of the Identity and Access Management business at HID Global, providing the logical access platform for their integrated physical and logical access solution.

Is my job any different now?

No.  Your job remains the same.  ActivIdentity and HID Global will continue to operate as separate companies until the deal closes.

When will the deal close?

It is expected to close in December 2010, subject to ActivIdentity shareholder approval, applicable regulatory clearances and other customary closing conditions.

Is this a “technology only” acquisition?

No.  HID Global is acquiring ActivIdentity because it desires to expand its identity assurance capabilities to include logical access.  ActivIdentity employees have the expertise necessary to make this acquisition a success.

What about compensation and benefits?

Compensation and benefits information will be communicated separately.

Additional Information

ActivIdentity intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the merger.  The proxy statement will be mailed to the stockholders of ActivIdentity.  Before making any voting or investment decision with respect to the merger, investors and stockholders of ActivIdentity are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger, ActivIdentity, HID Global and Assa Abloy.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by ActivIdentity at its corporate website at www.ActivIdentity.com under Corporate/Investor Relations or by calling the investor relations department at (510)574-0100 or by writing to ActivIdentity Corporation, 6623 Dumbarton Circle, Fremont, California  94555, Attn: Investor Relations.

ActivIdentity and its officers and directors may be deemed to be participants in the solicitation of proxies from ActivIdentity’s stockholders with respect to the merger.  A description of any interests that these officers and directors have in the merger will be available in the proxy statement. Information concerning ActivIdentity’s directors and executive officers is set forth in ActivIdentity’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on February 22, 2010.  These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to ActivIdentity’s Investor Relations page on its corporate website at www.ActivIdentity.com.